Execution Version

AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER

AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER ("Amendment"), dated as of August 31, 2012, among YouChange Holdings Corp, a Nevada corporation (YouChange"); You Change Merge Sub, a Delaware corporation and wholly owned subsidiary of YouChange ("YCMS"); and Earth911, Inc, a Delaware corporation ("Earth911").

RECITALS

WHEREAS, YouChange, YCMS, and Earth911 entered into that certain Agreement and Plan of Merger dated as of May 21, 2012, as amended by that certain Amendment No. 1 to Agreement and Plan of Merger, dated as of August 22, 2012 (collectively, the “Merger Agreement”);

WHEREAS, pursuant to Sections 6.2 and 7.6 of the Merger Agreement, the Merger Agreement may be modified or amended only by an agreement in writing duly executed by all parties thereto; and

WHEREAS, YouChange, YCMS, and Earth911 desire to amend the Merger Agreement as provided below.

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Amendment hereby agree as follows:

AMENDMENT

1.           The last sentence of Section 6.3 is hereby amended and restated in its entirety to read as follows:

“This agreement shall be abandoned automatically if the Effective Time shall not have occurred on or before October 31, 2012, or such later date as shall have been mutually agreed to by the parties hereto under Section 6.2.”2. Except as modified by this Amendment, the Merger Agreement shall remain in full force and effect in accordance with its terms.

3.           This Amendment, and all questions relating to its validity, interpretation, performance, and enforcement, shall be governed by and construed in accordance with the laws of the state of Delaware, notwithstanding any Delaware or other conflict-of-law provisions to the contrary.

4.           This  Amendment  may  be  executed  in  several  counterparts,  each  of  which  shall  be deemed an original and all of which shall constitute one and the same instrument.   Facsimile signatures shall be as effective as original signatures.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

YOUCHANGE HOLDINGS CORP

By:________________________________
Jeffrey Rassás, Chairman, Chief Executive Officer, and President

YOUCHANGE MERGER SUBSIDIARY CORP.

By:________________________________
Jeffrey Rassás, President and Chief Executive Officer

EARTH911, INC.

By:________________________________
Barry Monheit, Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

YOUCHANGE HOLDINGS CORP

By:________________________________
Jeffrey Rassás, Chairman, Chief Executive Officer, and President

YOUCHANGE MERGER SUBSIDIARY CORP.

By:________________________________
Jeffrey Rassás, President and Chief Executive Officer

EARTH911, INC.

By:________________________________ CEO
Barry Monheit, Chief Executive Officer